Exhibit 99.1

Pacific Premier Bancorp Announces Receipt of Stockholder Approval
for Issuance of Shares in Connection with Acquisition of Grandpoint Capital

Irvine, Calif., May 22, 2018 -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (the “Company” or “Pacific Premier Bancorp”), the holding company of Pacific Premier Bank, announced today that, at a special meeting of the Company's stockholders held on May 21, 2018, the Company received stockholder approval of the issuance of shares of its common stock in connection with the consummation of the proposed merger with Grandpoint Capital, Inc. (“Grandpoint”). In addition, Grandpoint’s stockholders approved the proposed transaction by written consent, with the solicitation period for the written consent of Grandpoint’s stockholders ending on May 21, 2018. The proposed transaction with Grandpoint remains subject to receipt of all required bank regulatory approvals and the satisfaction of customary closing conditions.

Steven R. Gardner, Chairman, President and Chief Executive Officer of Pacific Premier Bancorp, commented, “We are pleased to have received the approval of our stockholders for the issuance of shares of our common stock to Grandpoint’s stockholders in connection with our acquisition of Grandpoint, and the approval of the proposed transaction by Grandpoint’s stockholders. We believe that these voting results are an affirmation of our belief that the combination of Pacific Premier and Grandpoint will create one of the most attractive commercial banks in and beyond California with significant opportunities to enhance the banking experience for the combined institution’s customers and drive increased value for our stockholders.”

About Pacific Premier Bancorp, Inc.

Pacific Premier Bancorp is the holding company for Pacific Premier Bank, one of the largest banks headquartered in Southern California with approximately $8.0 billion in assets. Pacific Premier Bank is a business bank primarily focused on serving small and middle market businesses in the counties of Orange, Los Angeles, Riverside, San Bernardino, San Diego, San Luis Obispo and Santa Barbara, California as well as Clark County, Nevada. Through its 33 depository branches, Pacific Premier Bank offers a diverse range of lending products including commercial, commercial real estate, construction, and SBA loans, as well as specialty banking products for homeowners associations and franchise lending nationwide.

Forward-Looking Comments

The statements contained herein that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, stockholder value creation and the impact of the proposed acquisition of Grandpoint and its wholly owned subsidiary, Grandpoint Bank, and other acquisitions.

Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the expected cost savings, synergies and other financial benefits from the Grandpoint acquisition or any other acquisition the Company has made or may make might not be realized within the expected time frames or at all; governmental approval of the Grandpoint acquisition may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the acquisition; conditions to the closing of the Grandpoint acquisition may not be satisfied; the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the willingness of users to substitute competitors’ products and services for the

Company’s products and services; the impact of changes in financial services policies, laws and regulations (including the Dodd-Frank Wall Street Reform and Consumer Protection Act) and of governmental efforts to restructure the U.S. financial regulatory system; technological changes; changes in the level of the Company’s nonperforming assets and charge offs; any oversupply of inventory and deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible other-than-temporary impairment of securities held by us; changes in consumer spending, borrowing and savings habits; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; unanticipated regulatory or judicial proceedings; and the Company’s ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2017 Annual Report on Form 10-K of Pacific Premier Bancorp, Inc. filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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Contact:

Pacific Premier Bancorp, Inc.

Steve R. Gardner
Chairman, President and Chief Executive Officer
949-864-8000
or
Ronald J. Nicolas, Jr.
Senior Executive Vice President & CFO
949-864-8000